Exhibit 99.1

      ANAREN ANNOUNCES INVENTORY VALUATION ERROR AND ADVISES THAT 1ST QTR.
                FISCAL 2007 FINANCIAL STATEMENTS WILL BE RESTATED

        SYRACUSE, N.Y., Dec. 1 /PRNewswire-FirstCall/ -- Anaren, Inc. (Nasdaq:
ANEN) today reported that due to a programming error, its inventory and pretax income were overstated for the first quarter of fiscal year 2007 ended September 30, 2006, and therefore previously issued financial statements for the first quarter should no longer be relied upon. The error resulted from an incorrect modification of a computer formula used to report the material component of work-in-process. Management discovered the error in the course of integrating Company-wide work-in-process inventory systems. Management has presented its preliminary findings to the Company's audit committee and, in consultation with the audit committee, will be continuing its review of the Company's accounting for inventory, including work-in- process. Management also has notified its independent registered public accounting firm, KPMG LLP regarding this matter.

        (Logo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO )

        Although not finalized, management's preliminary assessment is that the programming error resulted in an overstatement of the Company's inventory and pretax income in the range of approximately $750,000 to $850,000 at September 30, 2006. Of this amount, approximately $450,000 to $500,000 represents a first quarter fiscal 2007 overstatement and approximately $300,000 to $350,000 relates to fiscal year 2006, ended June 30, 2006. If these preliminary assessments are confirmed as the result of the Company's final review, management currently anticipates that previously reported net income for the three months ended September 30, 2006 of $3,960,769, or $0.22 per diluted share, will be revised downward by approximately $175,000 to $225,000, or $0.01 to $0.02 per diluted share for the portion of the inventory adjustment applicable to the first quarter of fiscal 2007, as well as an immaterial tax error which the Company is also correcting. The fiscal 2006 adjustment is considered by management to be immaterial to all periods and will be corrected in prospective filings in fiscal 2007. Management has concluded the Company's disclosure controls and procedures were not effective due to a material weakness related to the Company's internal control surrounding the accounting for work-in-process inventory at September 30, 2006. The Company is currently evaluating the impact, if any, to management's assessment of internal control over financial reporting as of June 30, 2006. As soon as practicable following the completion of its review, the Company intends to announce its final conclusions regarding this inventory valuation issue and, if necessary, file any required amendments to its fiscal year 2007 filings with the Securities and Exchange Commission. Management does not believe that the programming error had a material impact on any periods prior to the Company's current fiscal year 2007. Similarly, management believes that the programming error, which has been corrected and appropriately tested, will not impact the Company's second quarter results, and management does not anticipate incurring extraordinary current period charges associated with its accounting review and any required restatement.

        This Release contains certain "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" include, without limitation, statements relating to the expected outcome of the Company's ongoing review, statements regarding the anticipated nature and scope of the Company's accounting errors, statements relating to the anticipated timing of the Company's restatement of its financial statements, statements relating the expected impact of a restatement on the Company, and other statements of management's opinion or expectations. These, and other "forward-looking statements", are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. Actual results may differ materially due to, among other factors, the actual results of the ongoing review into the Company's accounting errors, the actual timing of the Company's restatement of financial statements and the need for any follow-on actions in connection with the Company's accounting practices, and the impact of the Company's anticipated restatement and the reaction to it from the Company's stockholders and customers and the financial markets in general, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

        Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Website (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Friday, December 1, 2006 at 9:00 a.m. EST. A replay of the conference call will be available at 11:00 a.m. (EST) beginning December 1, 2006 through midnight December 4, 2006. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 4299281. If you are unable to access the Live Webcast, the dial-in number for the U.S. is 1-800-500-6404 and International is 1-719-457-2735.

        Anaren designs, manufactures and sells complex microwave signal distribution networks and components to the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Website at www.anaren.com.

SOURCE  Anaren, Inc.
        -0-                             12/01/2006
        /CONTACT: Joseph E. Porcello, Sr. VP of Finance, +1-315-432-8909/ /Photo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
        /Web site:  http://www.anaren.com /
        (ANEN)